EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with  the amended Quarterly Report of UC Hub Group, Inc., a
Nevada corporation (the "Company"), on Form 10-QSB/A for the period ended January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Larry Wilcox, Chief Financial Officer and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the amended Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 25, 2005.

                                 /s/ Larry Wilcox
                                 -----------------------------------------------
                                 Larry Wilcox, Chief Financial Officer and Chief Executive Officer of UC Hub Group, Inc.